UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 4, 2008 (April 4, 2008)
BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	0-24699	62-1742957

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Avenue South, Watertown, Massachusetts	02472

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 673-8000
Not applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On April 4, 2008, Bright Horizons Family Solutions, Inc. (the “Company”) issued a press release announcing that it had set a record date for and scheduled a special meeting of stockholders to vote on the proposal to adopt the Agreement and Plan of Merger, dated January 14, 2008, by and among the Company, Swingset Holdings Corp., a Delaware corporation (“Parent”) and Swingset Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation. The special meeting is scheduled to be held at the Company’s corporate offices located at 200 Talcott Avenue South, Watertown, Massachusetts 02472 on Wednesday, May 7, 2008, beginning at 8:30 a.m., local time, and stockholders of record at the close of business on March 28, 2008 will be entitled to notice of the special meeting and to vote on the proposal.
A copy of the press release is filed as an exhibit hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release issued by Bright Horizons Family Solutions, Inc. dated April 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS, INC.
Date: April 4, 2008	By:	/s/ Elizabeth J. Boland
		Name:	Elizabeth J. Boland
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Bright Horizons Family Solutions, Inc. dated April 4, 2008.